                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Forefront Venture Partners, L.P.



We hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (Nos. 333-18445, 333-43087 and 333-58372) and on Form S-8, (Nos. 333-16981, 333-16303, 333-15159, 333-06405, 333-71473,
333-53365, 333-44413, 333-85541, 333-86011, 333-44970, 333-35038, 033-93180,
033-99860, 333-68946 and 333-27301) of Avant! Corporation of our report dated February 9, 2001, except for Note 4, as to which the date is March 30, 2001, relating to the statement of assets and liabilities, including the schedule of investments, of Forefront Venture Partners, L.P. as of December 31, 2000, and the related statements of operations and changes in partners' capital for the years ended December 31, 2000 and 1999 appearing in the Avant! Corporation

Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
April 1, 2002